Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated April 4, 2011, with respect to the consolidated financial statements of San West, Inc. included in their Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ L.L. Bradford & Company, LLC

     Las Vegas, Nevada

     April 25, 2011